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                                                                   EXHIBIT 10.50


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                                CREDIT AGREEMENT
                              (SAFESKIN TRUST 1999)

                                      among



                         UNION BANK OF CALIFORNIA, N.A.,
              not in its individual capacity but solely as Trustee
            under the Trust Agreement for the Investor named therein,
                                   as Borrower


                               The Several Lenders
                        from Time to Time Parties Hereto


                                       and


                         UNION BANK OF CALIFORNIA, N.A.,
                                    as Agent


                            Dated as of March 5, 1999


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                                TABLE OF CONTENTS

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SECTION 1.  DEFINITIONS......................................................................1
        1.1     Defined Terms................................................................1

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS..................................................1
        2.1     Commitments..................................................................1
        2.2     Notes........................................................................1
        2.3     Procedure for Borrowing......................................................2
        2.4     Commitment Fees..............................................................3
        2.5     Prepayments..................................................................3
        2.6     Conversion and Continuation Options..........................................4
        2.7     Minimum Amounts of Tranches..................................................4
        2.8     Interest Rates and Payment Dates.............................................4
        2.9     Computation of Interest......................................................5
        2.10    Inability to Determine Interest Rate.........................................5
        2.11    Pro Rata Treatment and Payments..............................................6
        2.12    Illegality...................................................................7
        2.13    Requirements of Law..........................................................7
        2.14    Indemnity....................................................................9
        2.15    Taxes.......................................................................10
        2.16    Change of Lending Office....................................................11

SECTION 3.  REPRESENTATIONS AND WARRANTIES..................................................11

SECTION 4.  CONDITIONS PRECEDENT............................................................12
        4.1     Conditions to Effectiveness.................................................12
        4.2     Conditions to Each Loan.....................................................12

SECTION 5.  COVENANTS.......................................................................12
        5.1     Other Activities............................................................12
        5.2     Ownership of Property, Indebtedness.........................................12
        5.3     Disposition of Assets.......................................................13
        5.4     Compliance with Operative Agreements........................................13
        5.5     Further Assurances..........................................................13
        5.6     Notices.....................................................................13
        5.7     Discharge of Liens..........................................................13

SECTION 6.  REMEDIAL PROVISIONS.............................................................13
        6.1     Events of Default...........................................................13
        6.2     Certain Borrower Defaults...................................................17

SECTION 7.  THE AGENT.......................................................................17
        7.1     Appointment.................................................................17
        7.2     Delegation of Duties........................................................18
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        7.3     Exculpatory Provisions......................................................18
        7.4     Reliance by Agent...........................................................18
        7.5     Notice of Default...........................................................18
        7.6     Non-Reliance on Agent and Other Lenders.....................................19
        7.7     Indemnification.............................................................19
        7.8     Agent in Its Individual Capacity............................................20
        7.9     Successor Agent.............................................................20

SECTION 8.  MATTERS RELATING TO PAYMENTS AND COLLATERAL.....................................20
        8.1     The Account.................................................................20
        8.2     Proceeds of Collateral; Proceeds Remaining in Account.......................22
        8.3     Certain Remedial Matters....................................................23
        8.4     Release of the Property, etc................................................24

SECTION 9.  MISCELLANEOUS...................................................................24
        9.1     Amendments and Waivers......................................................24
        9.2     Notices.....................................................................25
        9.3     No Waiver; Cumulative Remedies..............................................26
        9.4     Survival of Representations and Warranties..................................26
        9.5     Successors and Assigns; Participations and Assignments......................26
        9.6     Participations..............................................................26
        9.7     Assignments.................................................................27
        9.8     The Register; Disclosure; Pledges to Federal Reserve Banks..................28
        9.9     Adjustments; Set-Off........................................................28
        9.10    Counterparts................................................................29
        9.11    Severability................................................................29
        9.12    Integration.................................................................29
        9.13    GOVERNING LAW...............................................................29
        9.14    SUBMISSION TO JURISDICTION; WAIVERS.........................................29
        9.15    Acknowledgements............................................................30
        9.16    WAIVERS OF JURY TRIAL.......................................................31
        9.17    Nonrecourse.................................................................31
        9.18    Lessee's Credit Agreement Rights............................................31


EXHIBITS

Exhibit A-1       Form of Tranche A Note
Exhibit A-2       Form of Tranche B Note
Exhibit B         Form of Assignment and Acceptance

SCHEDULES

Schedule 1.1      Commitments of Lenders

        CREDIT AGREEMENT, dated as of March 5, 1999 (this "Agreement"), among UNION BANK OF CALIFORNIA, N.A., not in its individual capacity but solely as Trustee under the Trust Agreement dated as of the date hereof with the Investor named therein (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders") and UNION BANK OF CALIFORNIA, N.A., as agent for the Lenders hereunder (in such capacity, the "Agent").


        The parties hereto hereby agree as follows:


                             SECTION 1. DEFINITIONS

        1.1 Defined Terms. Capitalized terms used herein but not otherwise defined in this Agreement shall have the respective meanings set forth in Annex A attached to the Participation Agreement dated as of the date hereof among Lessee, the Borrower, the Investor, the Agent and the Lenders, and the rules of usage set forth in Annex A to the Participation Agreement shall apply to this Agreement.


                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

        2.1 Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make loans (the "Loans") to the Borrower from time to time during the Commitment Period for the purpose of enabling the Borrower to acquire the Property and to pay Project Costs, in an aggregate principal amount not to exceed the amount of such Lender's Commitment.

                (b)     The Loans may from time to time be (i) Eurodollar Loans,
(ii) Alternate Base Rate Loans, or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with Sections 2.3 and 2.6.

        2.2 Notes. The Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-1, in the case of Tranche A Loans (each, a "Tranche A Note"), or Exhibit A-2, in the case of Tranche B Loans (each, a "Tranche B Note"), with appropriate insertions as to payee, date and principal amount, payable to the order of such Lender and in a principal amount equal to the lesser of (a) the initial Commitment of such Lender and (b) the aggregate outstanding principal amount of all Tranche A Loans or Tranche B Loans, as the case may be, made by such Lender. Each Lender is hereby authorized to record the date, Type and amount of each Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Note, and any such recordation shall constitute prima facie evidence of the existence and accuracy of the loans therein recorded, in the absence of manifest error, provided that the failure to make any such recordation or any error in such recordation shall not affect the Borrower's actual obligations hereunder or under such Note. Each Note shall (i) be dated the Initial Closing Date, (ii) be stated to mature on the Maturity Date and (iii) provide for the payment of interest in accordance with Section 2.8.

        2.3 Procedure for Borrowing. (a) The Borrower may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall deliver to the Agent an irrevocable Requisition (appropriately completed and including all documentation required to be attached thereto) (which Requisition must be received by the Agent prior to 11:00 A.M., Pacific Standard Time, five (5) Business Days prior to the requested Borrowing Date, specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date,
(iii) whether the borrowing is to be of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor, provided that during the Construction Period, the length of the Interest Period shall be one month. Each borrowing under the Commitments (other than borrowings of Interest Payment Loans) shall be in an amount equal to (x) in the case of Alternate Base Rate Loans, at least $500,000 or a whole multiple of $100,000 in excess thereof (or, if the then Total Available Commitments are less than $500,000, such lesser amount) and (y) in the case of Eurodollar Loans, at least $500,000 or a whole multiple of $100,000 in excess thereof, provided that (i) the borrowings made hereunder during the period commencing on the Initial Closing Date and terminating on June 4, 1999 may be in a minimum amount of at least $250,000 and
(ii) the final borrowing hereunder may be in an amount that is less than the foregoing amounts to the extent that the Project Costs outstanding upon Completion are less than the foregoing amounts. Upon receipt of any such Requisition from the Borrower, the Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in Section 9.2 prior to 1:00 P.M., Pacific Standard Time, on the Borrowing Date requested by the Borrower in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent crediting an account designated by the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent. The Borrower may submit no more than one Requisition in any calendar month.

                (b) Notwithstanding anything in the foregoing Section 2.3(a) to the contrary, on each date during the Construction Period which is one Business Day prior to any Scheduled Interest Payment Date, unless otherwise requested by the Borrower at least three Business Days prior to such Scheduled Interest Payment Date by written notice to the Agent, the Borrower shall be deemed to have requested a borrowing pursuant to Section 2.3(a) of Alternate Base Rate Loans in an amount equal to the aggregate amount of interest on the Loans due and payable on such Scheduled Interest Payment Date. The Borrowing Date with respect to any such borrowing shall be the relevant Scheduled Interest Payment Date (provided, that the making of the Loans pursuant to such borrowing shall be subject to satisfaction of the applicable conditions precedent set forth in Section 4.2) and the proceeds of such borrowing shall be applied to pay such interest. On each such Borrowing Date, the Tranche A/B Property Cost shall be increased by an amount equal to the interest paid on such date with respect to such Property.

                (c) A portion of the principal amount of each Loan made by each Lender equal to the Tranche A Percentage of the principal amount of such Loan shall be deemed to be a "Tranche A Loan" for the purposes of the Operative Agreements and the remaining portion of the principal amount of such Loan shall be deemed to be a "Tranche B Loan" for the purposes of the Operative Agreements, provided that payments in respect of the Loans shall be allocated to reduce the aggregate outstanding principal amount of Tranche A Loans and Tranche B Loans of each Lender in the manner specified in Section 2.11(a).

        2.4 Commitment Fees. Promptly after receipt from the Lessee of payment of any Commitment Fees payable pursuant to the Participation Agreement, the Agent shall distribute such payment to the Lenders pro rata according to their respective Commitment Percentages.

        2.5 Prepayments. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (other than breakage costs if due hereunder), upon at least three Business Days' irrevocable notice to the Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. If any notice of prepayment is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to the payment date on the amount prepaid and amounts, if any, required to be paid pursuant to Section 2.14. Partial prepayments pursuant to this Section 2.5(a) shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.

                (b) If on any date the Agent or the Borrower shall receive, with respect to the Property, any payment in respect of excess wear and tear pursuant to Section 21.3 of the Lease (a "Wear and Tear Payment") or any Net Sales Proceeds Shortfall pursuant to Section 21.3 of the Lease, such payment shall be applied to prepay the Loans on such date in accordance with Section 8.1(b)(vi).

                (c)(i) On any date on which the Lessee is obligated to pay the Lessor an amount equal to (x) the Termination Value of the Property in connection with the delivery of a Termination Notice or (y) the Termination Value of the Property in connection with the exercise of a Purchase Option or Maturity Date Purchase Option pursuant to Section 20.1 and 20.2 of the Lease or the Purchase Price of a portion of the Property in connection with the exercise of a partial purchase option pursuant to Section 20.3 of the Lease, such amount shall be applied to prepay the Loans on such date in accordance with Section 8.1(b)(ii), and (ii) on any date on which the Property shall have been sold pursuant to Section 21 of the Lease, the Borrower shall prepay the Loans on such date in an amount equal to the proceeds of such sale

(net of costs and expenses described in Section 21.2(i) of the Lease) in accordance with Section 8.1(b)(iii).

                (d)     Each prepayment of the Loans pursuant to this Section
2.5 shall be allocated to reduce the Tranche A/B Property Cost of the Property.

                (e) Amounts prepaid on account of the Loans may not be reborrowed.

        2.6 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Alternate Base Rate Loans by giving the Agent at least one Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Alternate Base Rate Loans to Eurodollar Loans by giving the Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans or Alternate Base Rate Loans may be converted as provided herein, provided that no Alternate Base Rate Loan may be converted into a Eurodollar Loan when any Default has occurred and is continuing, or after the date that is one month prior to the Maturity Date.

                (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Annex A, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such when any Default has occurred and is continuing, or after the date that is one month prior to the Maturity Date and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Alternate Base Rate Loans on the last day of such then expiring Interest Period.

        2.7 Minimum Amounts of Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and prepayments of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (a) the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than five Eurodollar Tranches shall be outstanding at any one time.

        2.8 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Eurodollar Rate Margin.

                (b) Each Alternate Base Rate Loan shall bear interest at a rate per annum equal to the Alternate Base Rate.

                (c) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is the higher of (A) the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.8 plus 1% or (B) the Alternate Base Rate plus 2%, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                (d) Interest shall be payable in arrears on each Scheduled Interest Payment Date, provided that (i) interest accruing pursuant to paragraph
(c) of this Section 2.8 shall be payable from time to time on demand and (ii) each prepayment of the Loans shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid and breakage costs, if any.

        2.9 Computation of Interest. (a) Interest shall be calculated on the basis of a 360- day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate in respect of any Eurodollar Tranche. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

        2.10 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the Designated Eurodollar Market and despite the Agent's best efforts to ascertain such rate, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                (b) the Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period, by reason of circumstances affecting the Designated Eurodollar Market, will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Eurodollar Loans during such Interest Period,

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                                                                               6


the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Alternate Base Rate Loans and (y) any Loans that, on the first day of such Interest Period, were to be converted to or continued as Eurodollar Loans shall be converted to or continued as Alternate Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Alternate Base Rate Loans to Eurodollar Loans.

        2.11 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Except as otherwise provided in Section 2.5 or
Section 8, each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders (it being understood that, except as otherwise provided in Section 8, any payment so made in respect of principal of any Lender's Loans shall be deemed to ratably reduce the outstanding amount of Tranche A Loans and Tranche B Loans of such Lender). All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest or otherwise, shall be made without setoff or counterclaim and shall be made prior to 11:00 A.M., Pacific Standard Time, on the due date thereof to the Agent, for the account of the Lenders, at the Agent's office specified in
Section 9.2, in Dollars and in immediately available funds. The Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                (b) Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make its share of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this Section 2.11(b) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Agent by such Lender within three Business Days of such Borrowing Date, the Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Alternate Base Rate Loans hereunder, on demand, from the Borrower.

        2.12 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Alternate Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Alternate Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.14. Any Lender whose obligation to make Eurodollar Loans has been canceled under this subsection 2.12 shall promptly notify the Administrative Agent and Borrower of the cessation of the illegality which gave rise to such cancellation.

        2.13 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                        (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.15 and changes in the rate of tax on the overall net income of such Lender) or a franchise tax in lieu of net income taxes;

                        (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate; or

                        (iii)   shall impose on such Lender any other condition;

and the result of any of the foregoing, as determined in good faith by such Lender, is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable; provided, that the Borrower shall not be obligated to pay any such amount which arose prior to the date which is ninety (90) days preceding the date of such demand or is attributable to periods prior to the date which is ninety (90) days preceding the date of such demand.

                (b) If any Lender shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, in each case made subsequent to the date hereof, has the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall promptly pay to such Lender, upon its demand, such additional amount or amounts as will compensate such Lender for such reduction; provided, that the Borrower shall not be obligated to pay any such amount which arose prior to the date which is ninety (90) days preceding the date of such demand or is attributable to periods prior to the date which is ninety (90) days preceding the date of such demand.

                (c) The Borrower agrees to pay to each Lender which requests compensation under this Section 2.13(c) (by notice to the Borrower), on the last day of each Interest Period with respect to any Eurodollar Loan made by such Lender, so long as such Lender shall be required to maintain reserves against "Eurocurrency Liabilities" under Regulation D of the Board (or, so long as such Lender may be required by the Board or by any other Governmental Authority to maintain reserves against any other "category of liabilities" under Regulation D of the Board (or, so long as such Lender may be required by the Board or by any other Governmental Authority to maintain reserves against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or against any category or extensions of credit or other assets of such Lender which includes any Eurodollar Loans)), an additional amount (determined by such Lender and notified to the Borrower) representing such Lender's calculation or, if an accurate calculation is impracticable, reasonable estimate (using such reasonable means of allocation as such Lender shall determine) of the costs, if any, incurred by such Lender during such Interest Period, as a result of the applicability of the foregoing reserves to such Eurodollar Loans, which amount in any event shall not exceed the product of the following for each day of such Interest Period:

                        (i) the principal amount of the Eurodollar Loans made by such Lender to which such Interest Period relates and outstanding on such day; and

                        (ii) the difference between (x) a fraction, the numerator of which is the Eurodollar Rate (expressed as a decimal) applicable to such Eurodollar Loans, and the denominator of which is one minus the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by the Board or other Governmental Authority on such date, minus (y) such numerator; and

                        (iii) a fraction the numerator of which is one and the denominator of which is 360.

                (d) If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.13, it shall promptly notify the Borrower (with a copy to the Agent) of the event by reason of which it has become so entitled and shall provide reasonable detail to the Borrower regarding the manner in which such additional amounts have been determined. A certificate as to any additional amounts payable pursuant to this Section 2.13 submitted by such Lender to the Borrower (with a copy to the Agent) shall be conclusive in the absence of manifest error. The agreements in this Section 2.13 shall survive for the ninety (90) day period following the date of termination of this Agreement and the payment of the Loans and all other amounts payable hereunder, and the Borrower shall remain obligated hereunder for all claims made by any Lender to the Borrower prior to the expiration of such period.

        2.14 Indemnity. The Borrower shall indemnify each Lender against any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or interest on any Eurodollar Loans of such Lender, including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder, (b) default by the Borrower in making a borrowing after the Borrower has given a notice in accordance with Section 2.3 or in making a conversion of Alternate Base Rate Loans to Eurodollar Loans or in continuing Eurodollar Loans as such, in either case, after the Borrower, has given notice in accordance with Section 2.6, (c) default by the Borrower in making any prepayment after the Borrower has given a notice in accordance with Section 2.5, (d) a payment or prepayment of a Eurodollar Loan or conversion (including without limitation, as a result of Section 2.5 and/or a conversion pursuant to Section 2.10) of any Eurodollar Loan into an Alternate Base Rate Loan, in either case on a day which is not the last day of an Interest Period with respect thereto, including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Eurodollar Loans hereunder (but excluding loss of profit), or (e) not being covered by the indemnities provided for in Section 12.1(a) of the Participation Agreement as the result of the application of Section 12.1(b) of the Participation Agreement.

        2.15 Taxes. (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note) and (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which such Lender has failed to comply with the requirements of paragraph (b) of this Section 2.15. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this Section 2.15 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                (b) Each Lender that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America, or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, an annual certificate representing that such Non-U.S. Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Operative Agreements. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).

        2.16 Change of Lending Office. Each Lender agrees that if it makes any demand for payment under Section 2.13 or 2.15(a), or if any adoption or change of the type described in subsection 2.12 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under Section 2.13 or 2.15(a), or would eliminate or reduce the effect of any adoption or change described in subsection 2.12.


                    SECTION 3. REPRESENTATIONS AND WARRANTIES

                To induce the Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Agent and each Lender that the representations and warranties set forth in Section 7 of the Participation Agreement are true and correct.

                         SECTION 4. CONDITIONS PRECEDENT

        4.1 Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction of all conditions precedent set forth in Section
6.1 of the Participation Agreement required by said Section to be satisfied on or prior to the Initial Closing Date.

        4.2 Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it on any date is subject to the satisfaction of the following conditions precedent:

                (a) Representations and Warranties. Each of the representations and warranties made by the Borrower, the Lessee or any Guarantor in or pursuant to the Operative Agreements shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

                (c) Participation Agreement Conditions. With respect to each Loan, the applicable conditions precedent to the Advance associated therewith specified in Section 6 of the Participation Agreement shall have been satisfied.

                (d) Investor Contribution. With respect to each Advance, the Agent shall be satisfied that the Borrower shall receive from the Investor on the relevant Funding Date an amount equal to the Investor Contribution associated with such Loan.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower or the Lessee, as the case may be, as of the date of such Loan that the conditions contained in this Section 4.2 have been satisfied.

                              SECTION 5. COVENANTS

                So long as the Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder:

        5.1 Other Activities. The Borrower shall not conduct, transact or otherwise engage in, or commit to transact, conduct or otherwise engage in, any business or operations other than the entry into, and exercise of rights and performance of obligations in respect of, the Operative Agreements and other activities incidental or related to the foregoing.

        5.2 Ownership of Property, Indebtedness. The Borrower shall not own, lease, manage or otherwise operate any properties or assets other than in connection with the activities described in Section 5.1, or incur, create, assume or suffer to exist any Indebtedness or other consensual liabilities or financial obligations other than as may be incurred, created or assumed or as may exist in connection with the activities described in Section 5.1 (including the Loans and other obligations incurred by the Borrower hereunder).

        5.3 Disposition of Assets. The Borrower shall not convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets, whether now owned or hereafter acquired, except to the extent expressly authorized by the Operative Agreements.

        5.4 Compliance with Operative Agreements. The Borrower shall at all times observe and perform all of the covenants, conditions and obligations required to be performed by it under each Operative Agreement to which it is a party.

        5.5 Further Assurances. At any time and from time to time, upon the written request of the Agent, the Borrower will, at its own sole expense, promptly and duly execute and deliver such further instruments and documents and take such further action as the Agent or the Required Lenders may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and the other Operative Agreements and of the rights and powers herein or therein granted.

        5.6 Notices. If on any date the Borrower shall obtain actual knowledge of the occurrence of a Default or Event of Default, the Borrower will give prompt written notice thereof to the Agent.

        5.7 Discharge of Liens. The Borrower will not create or permit to exist at any time, and will, at its own expense, promptly take such action as may be necessary duly to discharge, or cause to be discharged, all Lessor Liens attributable to it, provided, that the Borrower shall not be required to discharge any Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not involve any material danger of impairment of any of the Liens contemplated by the Security Documents or of the sale, forfeiture or loss of, and shall not materially interfere with the construction, use, operation or disposition of (including, as a result of the exercise of the Purchase Option), the Property or title thereto or any interest therein or the payment of Rent.


                         SECTION 6. REMEDIAL PROVISIONS

        6.1 Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                (a) The Borrower shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue for five (5) or more Business Days after notice thereof from the Agent, in the payment when due of any interest on the Loans or any other amounts owing hereunder or under any other Credit Document to which it is a party; or

                (b) The Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in any Credit Document to which it is a party (other than the terms, covenants or agreements referred to in paragraph (a) above) and such default shall have continued unremedied for a period of twenty (20) Business Days after notice thereof from the Agent or, if such Default is not reasonably susceptible of cure within such period, within such longer period as is reasonably necessary to effect a cure so long as the Borrower continues to diligently pursue cure of such Default but not in any event in excess of forty (40) Business Days; or

                (c) Any Guarantor shall default in the due performance or observance by it of any term, covenant or agreement contained in the Guarantee (including any term, covenant or agreement incorporated by reference in the Guarantee, provided that a default in the due performance or observance of any such incorporated term, covenant or agreement shall only constitute an Event of Default hereunder after the giving of notice, if required, and the expiration of cure periods, if applicable, under the Corporate Credit Agreement or any Replacement Corporate Credit Agreement); or

                (d) Any representation, warranty or statement made or deemed made by the Borrower herein or in any other Credit Document or by the Borrower or the Lessee in the Participation Agreement, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto, shall prove to be incorrect in any material respect on the date as of which made or deemed made; or

                (e) Any representation, warranty or statement made or deemed made by any Guarantor in the Guarantee or in any other Operative Agreement, or in any statement or certificate delivered or required to be delivered pursuant thereto, shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                (f)(i) Any Lease Event of Default shall have occurred and be continuing or (ii) the Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in the Participation Agreement or the Trust Company shall default in the due performance or observance by it of any term, covenant or agreement contained in the Trust Agreement, and in each case under this clause (ii), such default shall have continued unremedied for a period of at least 30 days after notice to the Borrower by the Agent or the Required Lenders; or

                (g) The Company shall (i) default in making any payment of any principal of any Indebtedness of $5,000,000 or more (including any Guaranty Obligation, but excluding the Guaranteed Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness of $5,000,000 or more or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guaranty Obligation) to become payable; or

                (h)(i) The Borrower or the Investor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or the Investor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or the Investor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or the Investor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or the Investor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or the Investor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                (i)(i) The Company or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                (j) Any Security Document shall cease to be in full force and effect, or shall cease to give the Agent the Liens, rights, powers and privileges purported to be created thereby, in favor of the Agent on behalf of the Lenders, superior to and prior to the rights of all third Persons and subject to no other Liens (except in each case to the extent expressly permitted herein or in the other Operative Agreements); or

                (k) The Guarantee or any material provision thereof shall cease to be in full force and effect or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm such Guarantor's obligations under the Guarantee; or

                (l) One or more judgments or judicial decrees shall be entered against the Borrower involving a liability of $100,000 or more in the case of any one such judgment or $250,000 or more in the aggregate for all such judgments and decrees for the Borrower (to the extent not paid or fully covered by insurance, provided by a carrier that has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 90 days from the entry thereof; or

                (m) Any Pension Plan maintained by the Company is finally determined by the PBGC to have a material "accumulated funding deficiency" as that term is defined in Section 302 of ERISA in excess of an amount equal to 5% of the consolidated total assets of the Company as of the most recently ended Fiscal Quarter; or

                (n) A final judgment against the Company is entered for the payment of money in excess of $1,000,000 (not covered by insurance or for which an insurer has reserved its rights) and, absent procurement of a stay of execution, such judgment remains unsatisfied for thirty (30) calendar days after the date of entry of judgment, or in any event later than five (5) days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of the Company and is not released, vacated or fully bonded within thirty (30) calendar days after its issue or levy;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (h) or paragraph (i), automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable (any of the foregoing occurrences or actions referred to in clause (A) or (B) above, an "Acceleration"). Except as expressly provided above in this Section 6, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

        6.2 Certain Borrower Defaults. Notwithstanding anything to the contrary contained in Section 6.1, neither the Agent nor the Lenders shall (a) be entitled to enforce their remedies under the Guarantee or (b) in the exercise of any rights and remedies under the other Operative Agreements, interfere with the Lessee's rights under the Lease or accelerate payment by the Lessee of any amounts under the Lease upon the occurrence and during the continuance of an Event of Default under Sections 6.1(b), 6.1(d) (but only with respect to representations, warranties or statements of the Borrower), 6.1(f)(ii), 6.1(h) or 6.1(l) (each, a "Borrower Default"), provided that (i) such Borrower Default does not in any manner, directly or indirectly, interrupt or, in the reasonable judgment of the Required Lenders, threaten to interrupt the Lenders' receipt of all amounts due under this Agreement and each of the other

Operative Agreements, whether pursuant to the Assignment of Lease or otherwise or (ii) no Lease Event of Default has occurred and is continuing.


                              SECTION 7. THE AGENT

        7.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agent as the agent of such Lender under this Agreement and the other Operative Agreements, and each such Lender irrevocably authorizes the Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Operative Agreements and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Operative Agreements, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Operative Agreement or otherwise exist against the Agent.

        7.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Operative Agreements by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

        7.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Operative Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Lessee or any officer thereof contained in this Agreement or any other Operative Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Operative Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Operative Agreement or for any failure of the Borrower to perform its obligations hereunder or thereunder. Except to the extent expressly set forth herein, the Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Operative Agreement, or to inspect the properties, books or records of the Borrower or the Guarantor.

        7.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Guarantor), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Operative Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Operative Agreements in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the obligations owing by the Borrower hereunder.

        7.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender, the Borrower or any Guarantor referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders; provided, further, that the Agent shall not be required to act or not act if to do so would be contrary to any Operative Agreement or to applicable law or would result, in the reasonable judgment of the Agent, in substantial risk of liability to the Agent.

        7.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower or any Guarantor, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and the Guarantors and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Operative Agreements, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and the

Guarantors. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or the Guarantors which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

        7.7 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower or the Guarantors and without limiting the obligation of the Borrower or the Guarantors to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the amounts owing hereunder) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Operative Agreements or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

        7.8 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any Guarantor as though the Agent were not the Agent hereunder and under the other Operative Agreements. With respect to the Loans made by it, the Agent shall have the same rights and powers under this Agreement and the other Operative Agreements as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

        7.9 Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Lenders. If the Agent shall resign as Agent under this Agreement and the other Operative Agreements, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, subject to the approval by the Borrower, which approval shall not be unreasonably withheld, delayed or conditioned. Any rejection by the Borrower of a successor agent shall specify the reasons for such rejection. Failure of the Borrower to approve or reject a successor agent within 10 days following a request for approval shall be deemed to constitute approval. Upon such appointment and approval, (1) the successor agent shall succeed to the rights, powers and duties of the Agent, (2) the term "Agent" shall mean such successor agent effective upon such appointment and approval, and (3) the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Agent's resignation as Agent, the provisions of this Section 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Operative Agreements.


             SECTION 8. MATTERS RELATING TO PAYMENTS AND COLLATERAL

        8.1 The Account. (a) The Agent shall establish an account (the "Account") into which the Agent shall deposit all payments, receipts and other consideration of any kind whatsoever paid under the Lease and received by the Agent pursuant to the Assignment of Lease.

                (b) Payments deposited from time to time in the Account shall be paid out as follows:

                        (i) Any such payment identified by the Lessee as Basic Rent shall be paid out of the Account by the Agent on the relevant Specified Interest Payment Date, and shall be applied, first, ratably to the payment of interest then due and payable on the Loans until such amounts are paid in full, second, to the payment to the Borrower of an amount equal to the Investor Yield then due and payable under the Operative Agreements until such amount is paid in full, and, third, the remainder of such amount shall be paid out of the Account by the Agent to such Person or Persons as the Borrower may designate.

                        (ii) Any payment identified by the Lessee as a payment in respect of the Termination Value pursuant to Section 16 of the Lease or of the Termination Value pursuant to Section 20 of the Lease (other than Section 20.3 of the Lease) shall be paid out of the Account by the Agent promptly after receipt, and shall be applied, first, ratably to the payment of the principal of Loans then outstanding and all interest due and payable on such amounts, second, to the payment to the Borrower of an amount not to exceed the outstanding Investor Contribution and the Investor Yield due and payable on such amount, and third, the remainder of such amount shall be paid out of the Account by the Agent to the Lessee, provided, however, that any payment identified by the Lessee as a payment in respect of the Purchase Price pursuant to
        Section 20.3 of the Lease shall be paid out of the Account by the Agent promptly after receipt, and shall be applied, first, ratably to the payment of the principal of Tranche B Loans then outstanding in an amount equal to the Tranche B Percentage of 97% of the Purchase Price and all interest due and payable on such amount, second, to the payment to the Borrower of an amount equal to 3% of the Purchase Price and the Investor Yield due and payable on such amount, and third, ratably to the payment of the principal of Tranche A Loans then outstanding in an amount equal to the Tranche A Percentage of 97% of the Purchase Price and all interest due and payable on such amount.

                        (iii) Any payment identified by the Lessee as proceeds of the sale of any Property pursuant to Section 21 of the Lease (but in any event excluding costs and expenses described in Section 21.2(i) of the Lease) ("Net Sale Proceeds") shall be paid out of the Account by the Agent simultaneously with the payment by the Agent out of the Account of the Maximum Residual Guarantee Amount pursuant to Section 8.1(b)(iv) promptly after receipt, and shall be applied, first, ratably to the payment of the principal of Loans then outstanding and all interest then due and payable on such amounts, second, to the payment to the Borrower of an amount not to exceed the outstanding Investor Contribution and the Investor Yield then due and payable on such amount, and third, the remainder of such amount shall be paid out of the Account by the Agent to the Lessee.

                        (iv) Any payment identified by the Lessee as the Maximum Residual Guarantee Amount in respect of any Property shall be paid out of the Account by the Agent promptly after receipt and shall be applied ratably to the payment of the principal of Tranche A Loans then outstanding.

                        (v) Any payment identified by the Lessee as a Wear and Tear Payment or any Net Sale Proceeds Shortfall pursuant to Section
        21.3 of the Lease shall be paid out of the Account by the Agent promptly after receipt, and shall be applied, first, ratably to the payment of the principal of Loans then outstanding (in each case determined as of the date of sale of such Property pursuant to Section 21 of the Lease immediately prior to giving effect thereto) and all interest due and payable on such amounts, and second, the remainder of such amount shall be paid out of the Account by the Agent to the Borrower.

                        (vi) Any payment identified by the Lessee as Supplemental Rent (other than any Maximum Residual Guarantee Amount) (but in any event excluding all Excepted Payments) shall be paid out of the Account by the Agent promptly after receipt, and shall be applied to the payment of any amounts then owing to the Agent, the Lenders, the Investor and the other parties to the Operative Agreements (or any of them) (other than any such amounts payable pursuant to the preceding provisions of this Section 8.1(b)) as shall be designated by the Lessee (or, in the absence of such designation, ratably according to the respective amounts so owing of which the Agent has received written notice).

In the event that the Lessee shall fail to identify the nature of any payment deposited by it in the Account, or the Agent in its reasonable judgment shall determine that the identification made by the Lessee is incorrect or inappropriate, the nature of such payment shall instead be identified by the Agent in its reasonable judgment and applied in the manner specified above; provided, that in the event that the Agent identifies such payment as an Excepted Payment, such payment shall be paid out of the Account by the Agent to such Person or Persons as the Borrower may designate.

                (c) Upon the termination of the Commitments and the payment in full of the Loans and all other amounts owing by the Borrower hereunder or under any other Credit Document, any moneys remaining in the Account shall be paid to the Borrower or such other Person or Persons as the Borrower may designate.

        8.2 Proceeds of Collateral; Proceeds Remaining in Account. (a) All moneys collected by the Agent under the Guarantee or upon any sale or other disposition of the Collateral pursuant to any Security Document, together with all other moneys received by the Agent thereunder and (b) all moneys contained in the Account on the date of an Acceleration or on the Maturity Date (excluding, in the case of any application made pursuant to this Section 8.2 on the Maturity Date, an amount equal to the Maximum Residual Guarantee Amount deposited in the Account on or prior to such date, which amount shall instead be applied on the Maturity Date in accordance with Section 8.1(b)(iv)), or deposited in the Account thereafter, shall be applied as follows:

               First, to the payment of (x) any and all sums advanced by the Agent in order to preserve the Collateral or preserve its security interest therein and (y) the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Agent of its rights under the Security Documents, together with reasonable attorneys' fees and court costs;

               Second, to the payment of the amounts then due and unpaid for principal of the Tranche B Loans, according to the amounts due and payable on the Tranche B Loans in respect of principal;

               Third, to the payment of the amounts then due and unpaid for principal of the Tranche A Loans according to the amounts due and payable on the Tranche A Loans in respect of principal;

               Fourth, to the payment of the amounts then due and unpaid for interest accrued on the Tranche B Loans and the Tranche A Loans, ratably, without preference or priority of any kind, according to the amounts due and payable on the Tranche B Loans and the Tranche A Loans in respect of principal;

               Fifth, to the payment of an amount equal to the aggregate outstanding Investor Contribution and all amounts then due and payable on account of the Investor Yield;

               Sixth, to the extent moneys remain after application pursuant to clauses First through Fifth above, to the Lessee or to whomever may be lawfully entitled to receive such surplus.

        8.3 Certain Remedial Matters. Notwithstanding any other provision of this Agreement or any other Credit Document:

                        (i) the Borrower shall at all times to the exclusion of the Agent retain (A) all rights to Excepted Payments and to demand, collect or commence an action at law to obtain such payments and to enforce any judgment with respect thereto and (B) all of its rights under the Participation Agreement; and

                        (ii) the Borrower shall at all times retain the right, but not to the exclusion of the Agent, (A) to receive from the Lessee all notices, certificates and other documents and all information that the Lessee is permitted or required to give or furnish to the "Borrower" or the "Lessor" pursuant to the Lease, the Participation Agreement or any other Operative Agreement, (B) to inspect the Properties and otherwise exercise rights of the "Lessor" under Section
        10.2 of the Lease, (C) to retain all rights with respect to insurance that Section 14 of the Lease specifically confers upon the "Lessor", (D) to provide such insurance as the Lessee shall have failed to maintain or as the Borrower may desire, (E) to enforce compliance by the Lessee with the provisions of Sections 8, 9, 10, 11, 14 and 30.10 of the Lease, and
        (F) subject to the other applicable provisions of this Agreement, to perform for the Lessee under Section 17 of the Lease.

               8.4 Release of the Property, etc. (a) If the Lessee shall at any time purchase the Property pursuant to Section 16.2 of the Lease or exercise its Purchase Option with respect to the Property or a portion thereof under Section 20 of the Lease, or if the Property shall be sold in accordance with Section 21 of the Lease, then, upon satisfaction by the Borrower of its obligation to prepay the Loans pursuant to Section 2.5(c) and to pay accrued interest on the Loans so prepaid pursuant to Section 2.8, the Agent shall release the Property or the applicable portion thereof from the Liens created by the Security Documents. In addition, upon the termination of the Commitments and the payment in full of the Loans and all other amounts owing by the Borrower or the Guarantors hereunder or under any other Operative Agreement, the Agent shall release the Property from the Liens created by the Security Documents. Upon request of the Borrower following any such release, the Agent shall, at the sole cost and expense of the Borrower, execute and deliver to the Borrower or the Lessee such documents as the Borrower shall reasonably request to evidence such release.

                (b) Notwithstanding anything to the contrary herein, upon the termination of the Commitments and the payment in full of (i) the Loans and all other amounts owing by the Borrower or the any Guarantor hereunder or under any other Operative Agreement and (ii) all amounts owing by the Lessee to the Lessor or to any other Person under the Operative Agreements, all remaining moneys in the Account shall be paid out to the Lessee.

                            SECTION 9. MISCELLANEOUS

        9.1 Amendments and Waivers. Neither this Agreement, any other Credit Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Agent may, from time to time, (a) subject to receipt of the written consent of the Lessee, enter into with the Borrower or the Guarantors, as applicable, written amendments, supplements or modifications to the Operative Agreements for the purpose of adding any provisions to the Operative Agreements or changing in any manner the rights of the Agent, the Lenders, the Borrower or the Guarantors thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of the Operative Agreements or any Default or Event of Default and its consequences or (c) market the Property in accordance with the provisions of Section 22.1(b) of the Lease. In addition, the Agent may from time to time consent in writing to amendments, supplements, modifications or waivers with respect to any Operative Agreement, subject to receipt of the prior written consent of the Required Lenders. Notwithstanding the foregoing, no such amendment, supplement, modification or waiver shall (i) reduce the amount or extend the scheduled date of maturity of any Note, or reduce the stated rate of any interest payable hereunder or any Commitment Fees payable under the Participation Agreement or extend the scheduled date of any payment of such interest or Commitment Fees or reduce the amount or extend the scheduled date of any payment of Rent under the Lease or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender directly affected thereby, or (ii) amend, modify or waive any provision of this Section 9.1 or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower or the Guarantor of any of its rights and obligations under the Operative Agreements or release any portion of the Collateral (except in accordance with Section 8.4) or release any Guarantor from its obligations under the Guarantee, in each case without the written consent of all of the Lenders, or (iii) amend, modify or waive any provision of Section 7 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Guarantors, the Lessee, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Guarantors, the Lessee, the Lenders and the Agent shall be restored to their former position and rights under the Operative Agreements, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

        9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, (b) one Business Day after delivery to a nationally recognized courier service specifying overnight delivery, (c) three Business Days after being deposited in the mail, certified or registered, postage prepaid, or (d) in the case of facsimile notice, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and the Agent, and as set forth in Schedule 1.1 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

        The Borrower:    Union Bank of California, N.A.
                         Corporate Trust Division

                         120 South San Pedro Street, Suite 400
                         Los Angeles, California 90012
                         Attention:  Vivian Savedra
                         Telecopy No.:  (213) 972-5694

        The Agent:  Union Bank of California, N.A.
                    San Diego Commercial Banking Office
                    530 "B" Street - 4th Floor
                    San Diego, California  92101-4407
                    Attention:  Douglas S. Lambell
                    Telecopy No.:  (619) 230-3766

provided that any notice, request or demand to or upon the Agent or the Lenders pursuant to Section 2.3, 2.5, 2.6, 2.7 or 2.11(b) shall not be effective until received.

        9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Operative Agreements shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

        9.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Operative Agreements and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder.

        9.5 Successors and Assigns; Participations and Assignments. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

        9.6 Participations. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Operative Agreements; provided, that any such participation shall be ratable as between the Tranche A Loans and Tranche B Loans of such Lender. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the Notes, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the Notes. In no event shall any Participant have any right to approve any amendment or waiver of any provision of this Agreement or any other Operative Agreement, or any consent to any departure by the Borrower, any Guarantor or any other Person therefrom, except to the extent that such amendment, waiver or consent would (a) reduce the principal of, or interest on, any Loan or Note, or postpone the date of the final maturity of any Loan or Note, or reduce the amount of any Commitment Fee, in each case to the extent subject to such participation or (b) release all or substantially all of the Collateral. The Borrower agrees that, while an Event of Default shall have occurred and be continuing, if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.9(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.15, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

        9.7 Assignments. (a) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate of any Lender or, with the consent of the Borrower, (if no Event of Default then exists) Lessee and the Agent (which in each case shall not be unreasonably withheld or delayed), to an Eligible Assignee all or any part of its rights and obligations under this Agreement and the other Operative Agreements pursuant to an Assignment and Acceptance substantially in the form of Exhibit B (an "Assignment and Acceptance"), executed by such Eligible Assignee, such assigning Lender (and, in the case of an Eligible Assignee that is not a Lender or an affiliate thereof, by the Borrower, Lessee and the Agent) and delivered to the Agent for its acceptance and recording in the Register; provided that, except in the case of an assignment to an affiliate of the assigning Lender, to another Lender or of all of a Lender's rights and obligations under this Agreement, the assignment shall not assign Loans and/or Commitments aggregating not less than $5,000,000. Any such assignment shall be ratable as between the Tranche A Loans and Tranche B Loans of the assigning Lender. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Eligible Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Eligible Assignee and the resulting adjustment of Commitment Percentage arising from the purchase by such Eligible Assignee of all or a portion of the rights and obligations of such assigning Lender.

                (b) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee (and, in the case of an Eligible Assignee that is not a Lender or an affiliate thereof, by the Borrower and the Agent) together with payment to the Agent by such assigning Lender or Eligible Assignee of a registration and processing fee of $3,000, the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto, record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the Borrower, at its own expense, shall execute and deliver to the Agent new Notes (in exchange for the Notes of the assigning Lender), each in an amount equal to the Commitment assumed by the relevant Eligible Assignee pursuant to such Assignment and Acceptance, and, if the assigning Lender has retained a Commitment hereunder, new Notes to the order of the assigning Lender, each in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Effective Date and shall otherwise be in the form of the Notes replaced thereby.

        9.8 The Register; Disclosure; Pledges to Federal Reserve Banks. (a) The Agent shall maintain at its address referred to in Section 9.2 copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders, the Commitments of the Lenders, and the principal amount of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of clearly demonstrable error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                (b) Nothing herein shall prohibit any Lender from pledging or assigning any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

        9.9 Adjustments; Set-Off. (a) If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 6.1(h) or 6.1(i), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

        (b) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Agent or such Lender (including, without limitation, by branches and agencies of the Agent or such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to the Agent or such Lender under this Agreement or under any of the other Operative Agreements, including, without limitation, all interests in obligations of the Borrower purchased by any such Lender pursuant to Section 9.9(a), and all other claims of any nature or description arising out of or connected with this Agreement or any other Operative Agreement, irrespective of whether or not the Agent or such Lender shall have made any demand hereunder and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

        9.10 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy transmission of signature pages hereto), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

        9.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        9.12 Integration. This Agreement and the other Operative Agreements represent the agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Operative Agreements.

        9.13 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        9.14 SUBMISSION TO JURISDICTION; WAIVERS. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER OPERATIVE AGREEMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGEMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 9.2 OR AT SUCH OTHER ADDRESS OF WHICH THE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

                (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

                (e) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION 9.14 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

        9.15    Acknowledgements. The Borrower hereby acknowledges that:

                (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Operative Agreements;

                (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Operative Agreements, and the relationship between Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                (c) no joint venture is created hereby or by the other Operative Agreements or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

        9.16 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

               9.17 Nonrecourse. Anything to the contrary contained in this Agreement or in any other Operative Agreement notwithstanding, neither the Borrower nor any officer, director or shareholder thereof, nor any of the Borrower's successors or assigns (all such Persons being hereinafter referred to collectively as the "Exculpated Persons"), shall be personally liable in any respect for any liability or obligation hereunder or under any other Operative Agreement including the payment of the principal of, or interest on, the Notes, or for monetary damages for the breach of performance of any of the covenants contained in this Agreement, the Notes or any of the other Operative Agreements. The Agent and the Lenders agree that, in the event any of them pursues any remedies available to them under this Agreement, the Notes or any other Operative Agreement, neither the Agent nor the Lenders shall have any recourse against the Borrower, nor any other Exculpated Person, for any deficiency, loss or claim for monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively against the Collateral and the Guarantor; but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against the Property in respect of any and all liabilities, obligations and undertakings contained in this Agreement, the Notes or any other Operative Agreement. Notwithstanding the foregoing provisions of this Section 9.17, nothing in this Agreement or any other Operative Agreement shall (a) constitute a waiver, release or discharge of any obligation evidenced or secured by this Agreement or any other Credit Document, (b) limit the right of the Agent or any Lender to name the Borrower as a party defendant in any action or suit for judicial foreclosure and sale under any Security Document, or
(c) affect in any way the validity or enforceability of the Guarantee or any other guaranty (whether of payment and/or performance) given to the Agent or the Lenders, or of any indemnity agreement given by the Borrower, in connection with the Loans made hereunder.

        9.18 Lessee's Credit Agreement Rights. The parties hereto acknowledge the rights of the Lessee set forth in Section 10 of the Participation Agreement and agree for the express benefit of the Lessee to act in accordance therewith.

                The parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                        UNION BANK OF CALIFORNIA, N.A., not in its individual capacity but solely as Trustee, as Borrower


                        By:     ____________________________________
                                Name:  Vivian R. Savedra
                                Title:   Assistant Vice President


                        UNION BANK OF CALIFORNIA, N.A., as Agent


                        By:     ____________________________________
                                Name:  Douglas S. Lambell
                                Title:    Vice President


                        COMERICA BANK, as a Lender


                        By:     ____________________________________
                                Name:  Emmanuel M. Skevofilax
                                Title:    Assistant Vice President

                        THE FIRST NATIONAL BANK OF CHICAGO,
                        as a Lender


                        By:     ____________________________________
                                Name:  Anthony B. Mathews
                                Title:    Vice President


                        SANWA BANK CALIFORNIA, as a Lender

                        By:     ____________________________________
                                Name:  Jacob A. Lenhof
                                Title:    Vice President

                        UNION BANK OF CALIFORNIA, N.A., as a Lender


                        By:     ____________________________________
                                Name:  Bruce A. Breslau
                                Title:    Vice President

                        U.S. BANK, NATIONAL ASSOCIATION, as a Lender


                        By:     ____________________________________
                                Name:  Janet E. Jordon
                                Title:    Vice President


                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                        as a Lender


                        By:     ____________________________________
                                Name:  Michael Sullivan
                                Title:    Vice President